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                                                             EXECUTION COPY





                       TRUST PREFERRED CAPITAL SECURITIES

                             UNDERWRITING AGREEMENT




NWPS CAPITAL FINANCING I
c/o Northwestern Public Service Company
33 Third Street SE
Huron, South Dakota  57350-1318

NORTHWESTERN PUBLIC SERVICE COMPANY
33 Third Street SE
Huron, South Dakota  57350-1318

                                                             August 3, 1995

Ladies and Gentlemen:

          On the basis of the representations and warranties, and subject to the terms and conditions, set forth in this agreement ("this Agreement" or the "Underwriting Agreement"), we, the Representatives of the Underwriters (as defined below), understand that NWPS Capital Financing I (the "Trust"), a statutory business trust organized under the Delaware Business Trust Act of the State of Delaware (Chapter 38, Title 12, of the Delaware Code, 12 Del. C.
Section 3801 ET SEQ.) (the "Delaware Act") and Northwestern Public Service Company, a Delaware corporation, as holder of the Common Securities (as defined herein) of the Trust and as guarantor (the "Company"), propose that the Trust issue and sell (i) 1,300,000 aggregate number of its 8 1/8% Trust Preferred Capital Securities (liquidation amount $25 per security), representing preferred undivided beneficial interests in the assets of the Trust (the "Firm Securities") and (ii) not more than an additional 195,000 aggregate number of such Trust Preferred Capital Securities (the "Additional Securities"), in the case of such Additional Securities, if and to the extent that the Representatives shall determine to exercise, on behalf of the Underwriters, the right to purchase such Additional Securities granted to the Underwriters in
Section 3 hereof.  The


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Firm Securities and the Additional Securities are hereinafter collectively referred to as the "Preferred Securities." The Preferred Securities will be guaranteed by the Company with respect to distributions and payments upon liquidation, redemption and otherwise (the "Preferred Securities Guarantee") pursuant to, and to the extent set forth in, the Preferred Securities Guarantee Agreement (the "Preferred Securities Guarantee Agreement"), dated as of August 1, 1995, between the Company and Wilmington Trust Company, as Trustee (the "Guarantee Trustee"). The Preferred Securities and the related Preferred Securities Guarantee are referred to herein as the "Securities."

          The entire proceeds from the sale of the Securities will be combined with the entire proceeds from the sale by the Trust to the Company of its common securities representing common undivided beneficial interests in the assets of the Trust (the "Common Securities") guaranteed by the Company, to the extent set forth in the Prospectus, with respect to distributions and payments upon liquidation, redemption and otherwise (the "Common Securities Guarantee" and together with the Preferred Securities Guarantee, the "Guarantees") pursuant to the Common Securities Guarantee Agreement (the "Common Securities Guarantee Agreement" and, together with the Preferred Securities Guarantee Agreement, the "Guarantee Agreements"), dated as of August 1, 1995, between the Company and the Guarantee Trustee, as Trustee, and will be used by the Trust to purchase subordinated debt securities issued by the Company ("Subordinated Debt Securities" and, together with the Guarantee Agreements and the Guarantees, the "Company Securities"). The Preferred Securities and the Common Securities will be issued pursuant to the amended and restated declaration of trust of the Trust, dated as of August 1, 1995 (the "Declaration"), among the Company, as Sponsor, the trustees named therein (the "Trustees") and the holders from time to time of undivided beneficial interests in the assets of the Trust. The Subordinated Debt Securities will be issued pursuant to an indenture, dated as of August 1, 1995 (the "Base Indenture"), between the Company and The Chase Manhattan Bank (N.A.), as trustee (the "Debt Trustee"), and a supplement to the Base Indenture, dated as of August 1, 1995 (the "Supplemental Indenture," and together with the Base Indenture and any other amendments or supplements thereto, the "Indenture"), between the Company and the Debt Trustee.

          The term "Underwriters" as used herein, shall be deemed to mean the several persons, firms or corporations named in


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Schedule I hereto, and the term "Representatives," as used herein, shall be deemed to mean the representatives of such Underwriters by whom or on whose behalf this Underwriting Agreement is signed. If there shall be one person, firm or corporation named in Schedule I, the term "Underwriters" and the term "Representative," as used herein, shall mean that person, firm or corporation. All obligations of the Underwriters are several and not joint. The use of the term "Underwriter" herein shall not be deemed to establish or admit that a purchaser of the Securities is an "underwriter" of the Securities as such term is defined in and used under the Securities Act of 1933, as amended (the "Securities Act").

          1. REPRESENTATIONS AND WARRANTIES. Each of the Trust and the Company jointly and severally represents and warrants to and agrees with each of the Underwriters that:

          (a) The Trust and the Company have filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (Registration Statement No. 33-60423), including a prospectus, relating to the Securities, and has filed with, or transmitted for filing to, or shall promptly hereafter file with or transmit for filing to, the Commission a prospectus supplement (the "Prospectus Supplement") specifically relating to the Securities pursuant to Rule 424 under the Securities Act. The term "Registration Statement" means the registration statement, including the exhibits thereto, as amended to the date of this Agreement (exclusive of any supplement to the prospectus relating solely to securities other than the Securities). The term "Basic Prospectus" means the prospectus included in the Registration Statement, as amended and supplemented to the date of this Agreement. The term "Prospectus" means the Basic Prospectus together with the Prospectus Supplement. The term "preliminary prospectus" means a preliminary prospectus supplement specifically relating to the Securities, together with the Basic Prospectus. As used herein, the terms "Basic Prospectus," "Prospectus" and "preliminary prospectus" shall include in each case the documents, if any, incorporated by reference therein. The terms "supplement," "amendment" and "amend" as used herein shall include all documents deemed to be incorporated by reference in the Prospectus that are filed subsequent to the date of the Basic Prospectus by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").



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          (b)  The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and, to the Trust's and the Company's knowledge, after due inquiry, no proceedings for such purpose are pending before or threatened by the Commission.

          (c) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder or pursuant to said rules and regulations will be deemed to comply therewith; (ii) each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) the Registration Statement and the Prospectus comply, and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder or pursuant to said rules and regulations will be deemed to comply therewith; and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section 1(c) do not apply (A) to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Trust or the Company in writing by such Underwriter expressly for use therein or
(B) to that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-l) under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

          (d) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus, to issue the Company Securities, to enter into and perform its obligations under the Underwriting Agreement, the Declaration, the Indenture and the Company Securities and to purchase, own, and hold the Common Securities issued by the Trust


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and to consummate the transactions herein and therein contemplated.  The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          (e) Each subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          (f) The Trust has been duly created and is validly existing as a business trust in good standing under the Delaware Act, has the power and authority to own its property and to conduct its business as described in the Prospectus, to issue and sell the Preferred Securities and the Common Securities, and to enter into and perform its obligations under this Agreement, the Preferred Securities, the Common Securities and the Declaration and to consummate the transactions herein and therein contemplated; the Trust has no subsidiaries and is duly qualified to transact business and in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to do so qualified or be in good standing would not have a material adverse effect on the Trust; the Trust has conducted and will conduct no business other than the transactions contemplated by this Agreement and described in the Prospectus; the Trust is not a party to or otherwise bound by any agreement other than those described in the Prospectus, and is not a party to any action, suit or proceeding of any nature; the Trust is not and will not be classified as an association taxable as a corporation for United States federal income tax purposes; and the Trust is and will be treated as a consolidated subsidiary of the Company.


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          (g)  The Common Securities have been duly authorized and, when issued and delivered by the Trust to the Company against payment therefor as described in the Registration Statement and Prospectus, will be validly issued common undivided beneficial interests in the assets of the Trust; the issuance of the Common Securities is not subject to preemptive or other similar rights; at the Closing Date (as defined below), all of the issued and outstanding Common Securities of the Trust will be, directly owned by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; and the Common Securities will conform to the descriptions thereof contained in the Prospectus.

          (h) This Agreement has been duly authorized, executed and delivered by each of the Trust and the Company.

          (i) The Declaration has been duly qualified under the Trust Indenture Act, has been duly authorized by the Company and, at the Closing Date, will have been duly executed and delivered by the Company and each of the Trustees, and assuming due authorization, execution and delivery of the Declaration by the Property Trustee (as defined in the Declaration), the Declaration will, on the Closing Date, be a valid and binding obligation of the Company and the Trustees, enforceable against the Company and the Trustees in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally and general principles of equity (whether as considered in a proceeding at law or in equity) and will conform to the descriptions thereof in the Prospectus.

          (j) The Preferred Securities Guarantee Agreement has been duly qualified under the Trust Indenture Act, and each of the Guarantee Agreements has been duly authorized by the Company and, when validly executed and delivered by the Company, will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms; and the Guarantees and the Guarantee Agreement will conform to the descriptions thereof contained in the Prospectus.

          (k) The Preferred Securities have been duly authorized and, when issued and delivered against payment therefor in accordance with the provisions of this Agreement and the Declaration, will be validly issued and (subject to the terms of the Declaration) fully paid and non-assessable preferred


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undivided beneficial interests in the assets of the Trust, and be entitled to the benefits of the Declaration; the issuance of the Preferred Securities is not subject to preemptive or other similar rights; holders of Preferred Securities will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware (the "GCL"); the Preferred Securities will conform to the description thereof contained in the Prospectus.

          (l) The Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized by the Company and, when validly executed and delivered by the Company, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally or by general principles of equity (whether considered in a proceeding at law or in equity); the Indenture will conform to the description thereof contained in the Prospectus.

          (m) The Subordinated Debt Securities have been duly authorized and, on the Closing Date, will have been duly executed by the Company and, when authenticated in the manner provided for in the Indenture and delivered against payment therefor as described in the Prospectus, will be entitled to the benefits of the Indenture, will rank PARI PASSU without any preference among themselves and subordinated to all Senior Indebtedness (as defined in the Indenture) and will constitute validly and binding obligations of the Company, enforceable in accordance with their terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally or by general or by general principles of equity (whether considered in a proceeding at law or in equity).

          (n) The Company's obligations under the Guarantees are subordinate and junior in right of payment to all liabilities of the Company and are pari passu with the most senior preferred stock issued by the Company.

          (o) Merle D. Lewis and Richard R. Hylland, as Trustees (the "Regular Trustees") of the Trust, are employees of the


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Company and have been duly authorized by the Company to execute and deliver the
Declaration.

          (p) Neither the Trust nor the Company is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act").

          (q) Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws; the Trust is not in violation of the Declaration or its Certificate of Trust filed with the State of Delaware on June 19, 1995 (the "Certificate of Trust"); none of the Company, any of its subsidiaries or the Trust is in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company, any of its subsidiaries or the Trust is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company, any of its subsidiaries or the Trust is subject, except for such defaults that would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Trust or of the Company and its subsidiaries, taken as a whole; and the execution, delivery and performance of this Agreement, the Declaration, the Preferred Securities, the Common Securities, the Indenture, the Subordinated Debt Securities, the Guarantee Agreements and the Guarantees and the consummation of the transactions contemplated herein and therein and compliance by the Trust and the Company with their respective obligations hereunder and thereunder have been duly authorized by all necessary action (corporate or otherwise) on the part of the Trust and the Company and do not and will not result in any violation of the charter or by-laws of the Company or any subsidiary, or the Declaration or Certificate of Trust and do not and will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Trust, the Company or any subsidiary under (A) any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Trust, the Company or any subsidiary is a party or by which it may be bound or to which any of its properties may be subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a material adverse effect on the condition (financial or


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otherwise), earnings, business affairs or business prospects of the Trust or the
Company and its subsidiaries, taken as a whole as one enterprise) or (B) any existing applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, or any regulatory body or administrative agency or other governmental body having jurisdiction over the Trust, the Company, or any subsidiary or any of their respective properties.

          (r) There are no legal or governmental proceedings pending or threatened to which the Company, any of its subsidiaries or the Trust is a party or to which any of the properties of the Company, any of its subsidiaries or the Trust is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

          (s) The Federal Energy Regulatory Commission (the "FERC") has issued an appropriate order or orders with respect to the issuance and sale of the Company Securities in accordance with, and as contemplated by, this Agreement; such order or orders are in full force and effect; the issuance and sale of the Company Securities are in conformity with the terms of such order or orders; and no other authorization, approval or consent of any other governmental body or agency is legally required for the issuance and sale of the Common Securities, the Preferred Securities and the Company Securities as contemplated by this Agreement, except such as have been obtained under the Securities Act and the Trust Indenture Act and such as may be required under the state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters.

          (t) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries (taken as a whole) or the Trust from that set forth in the Prospectus.

          (u) On the basis of the present knowledge of the senior management of the Company as to the business and affairs of Synergy Group Incorporated, a Delaware corporation


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("Synergy"), and its subsidiaries, the Company has no reason to believe that the representations contained in subsections (r) and (t) above would be incorrect in any material respect on the date hereof as a result of the consummation of the acquisition of such business on the terms described in the Prospectus (the "Acquisition").

          (v) The unaudited pro forma consolidated financial statements included or incorporated by reference in the Registration Statement and the Prospectus have been prepared in good faith by the Company, and the assumptions on which such pro forma financial statements have been prepared provide a reasonable basis for presenting the significant effects directly attributable to the Acquisition described in the notes thereto.

          (w) The Company is not aware of any facts or circumstances that would prevent any of the conditions to the consummation of the Acquisition contained in the Purchase and Sale Agreement dated as of May 17, 1995, by and among Synergy and the other parties thereto (the "Acquisition Agreement") from being satisfied in the ordinary course on or prior to September 30, 1995.

          2. PUBLIC OFFERING. The Trust and the Company are advised by the Representatives that the Underwriters propose to make a public offering of their respective portions of the Preferred Securities as soon after this Agreement has been entered into as in the judgment of the Representatives is advisable. The terms of the public offering of the Preferred Securities are set forth in the Prospectus.

          3. PURCHASE AND DELIVERY. Subject to the terms and conditions set forth or incorporated by reference herein, the Trust hereby agrees to sell, and the Underwriters agree to purchase, severally and not jointly, the respective number of Firm Securities set forth below opposite their names in Schedule I hereto at a purchase price of $25.00 per Preferred Security.

          On the basis of the representations and warranties contained in this Agreement, and subject to the terms and conditions hereof, the Trust agrees to sell to the Underwriters the Additional Securities, and the Underwriters shall have a one-time right to purchase, severally and not jointly, up to 195,000 Additional Securities at a purchase price of $25.00 per Preferred Security. Additional Securities may be purchased as provided


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herein solely for the purpose of covering over-allotments made in connection with the offering of the Firm Securities. If any Additional Securities are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Additional Securities (subject to such adjustments as the Representatives may determine) that bears the same proportion to the total number of Additional Securities to be purchased as the number of Firm Securities set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Securities.

          The Company agrees to issue the Company Securities concurrently with
the issue and sale of the Preferred Securities as contemplated herein.     The
Company hereby guarantees the timely performance by the Trust of its obligations under this Section 3. The Trust agrees to purchase the Subordinated Debt Securities with the proceeds of, and concurrently with, the issue and sale of the Securities.

           As compensation to the Underwriters for their commitments hereunder, and because the proceeds of the sale of the Preferred Securities will be loaned by the Trust to the Company, the Company hereby agrees to pay on the Closing Date or the Option Closing Date, as the case may be, to the Representatives, for the accounts of the several Underwriters, an amount equal to (i) in the case of such number of Preferred Securities as are reserved by the Underwriters for sale to institutional investors, $.7875 per Preferred Security and (ii) in the case of such number of Preferred Securities as are not so reserved, $.50 per Preferred Security. The Underwriters shall inform the Company in writing, not later than the business day prior to the Closing Date or the Option Closing Date, as the case may be, of the number of Preferred Securities reserved for sale to such institutional investors.

          Payment for the Firm Securities shall be made by certified or official bank check or checks payable, or by wire transfer, to the order of the Trust in immediately available funds at the office of Winthrop, Stimson, Putnam & Roberts, New York, New York, at 10:00 A.M. local time, on August 8, 1995, or at such other time on the same or such other date, not later than August 15, 1995, as shall be designated in writing by the Representatives. The time and date of such payment are hereinafter referred to as the "Closing Date".


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          Payment for any Additional Securities shall be made by certified or official bank check or checks payable, or by wire transfer, to the order of the Trust in immediately available funds at the office of Winthrop, Stimson, Putnam & Roberts, New York, New York, at 10:00 A.M. local time, on such date (which may be the same as the Closing Date but shall in no event be earlier than the Closing Date nor later than ten business days after the delivery of the notice hereinafter referred to) as shall be designated in a written notice from the Representatives to the Trust of the Representatives' determination, on behalf of the Underwriters, to purchase a number, specified in such notice, of Additional Securities, or on such other date as shall be designated in writing by the Representatives. The time and date of such payment are hereinafter referred to as the "Option Closing Date." The notice of the determination to exercise the option to purchase Additional Securities and of the Option Closing Date may be given at any time within 30 days after the date of this Agreement.

          Certificates for the Preferred Securities shall be in definitive form and registered in such names and in such denominations as the Underwriters shall request not later than two full business days prior to the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Preferred Securities shall be delivered to the Representatives, through the facilities of The Depository Trust Company ("DTC") for the account of the Representatives with any transfer taxes payable in connection with the transfer of the Securities duly paid, against payment of the purchase price therefor.

          4. CONDITIONS TO CLOSING. The several obligations of the Underwriters hereunder are subject to the following conditions:

          (a) Subsequent to the execution and delivery of the Underwriting Agreement and prior to the Closing Date,

               (i) there shall not have occurred any downgrading in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act;


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              (ii)  there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations, of the Company and its subsidiaries, taken as a whole, or the Trust, from that set forth in the Prospectus, that, in the judgment of the Representatives, is material and adverse and that makes it, in the judgment of the Representatives, impracticable to market the Preferred Securities on the terms and in the manner contemplated in the Prospectus; and

             (iii) the Company shall have obtained an appropriate order or orders of the FERC authorizing the issuance, sale and delivery of the Company Securities as contemplated by this Agreement, which order or orders at the Closing Date shall be in full force and effect and shall not be contested or the subject of review or appeal.

          (b)(i) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company to the effect (x) set forth in clauses (a)(i) and (a)(iii) above; (y) that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied on or before the Closing Date; and (z) that no executive officer of the Company has received any notification from the Sellers (as defined in the Acquisition Agreement) or their counsel that any information (including without limitation financial information) relating to Synergy contained or incorporated by reference in the Registration Statement or the Prospectus contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The officer signing and delivering such certificate may rely upon the best of his knowledge as to proceedings threatened.

          (ii) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an authorized representative of the Trust to the effect set forth in clause (a)(i) above and to the effect that the representations and warranties of the Trust contained in the Underwriting Agreement are true and correct as of the Closing Date and that the Trust has complied with all of the agreements and satisfied


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all of the conditions on its part to be performed or satisfied on or before the
Closing Date. The representative signing and delivering such certificate may rely upon the best of his knowledge as to proceedings threatened.

          (c) The Representatives shall have received on the Closing Date an opinion dated the Closing Date of Schiff Hardin & Waite, counsel to the Company and the Trust, to the effect that

               (i) the Company has been duly incorporated and, based upon certificates or letters from state or other appropriate authorities, is validly existing as a corporation in good standing under the laws of the State of Delaware and is duly qualified and in good standing as a foreign corporation in the States of Iowa, Nebraska, North Dakota and South Dakota, with corporate powers and statutory authority to carry on the business which it now carries on as stated in the Prospectus and to own and operate the properties used by it in such business;

               (ii) each subsidiary of the Company has been duly incorporated and based upon certificates or letters from state or other appropriate authorities, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation with corporate powers and statutory authority to carry on the business which it now carries on as stated in the Prospectus and to own and operate the properties used by it in such business and is duly qualified and in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

               (iii) the Underwriting Agreement has been duly authorized, executed and delivered by the Trust and the Company;

               (iv) the FERC has issued an appropriate order or orders with respect to the issuance and sale of the Company Securities, in accordance with, or as contemplated by, the Underwriting Agreement; such order or orders are in full force and effect; the issuance and sale of the Company Securities are in conformity with the terms of such order or


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     orders; and no other authorization, approval or consent of any other governmental body or agency (including, without limitation, in the jurisdictions of South Dakota, Nebraska, North Dakota and Iowa) is legally required for the issuance and sale of the Common Securities, the Preferred Securities and the Company Securities as contemplated by the Underwriting Agreement, except such as have been obtained under the Securities Act and the Trust Indenture Act and such as may be required under the state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters;

            (v) the statements (A) in the Prospectus under the captions "Risk Factors," "NWPS Capital Financing I," "Description of the Preferred Securities," "Description of the Subordinated Debt Securities," "Effect of Obligations Under the Subordinated Debt Securities and the Guarantee," "United States Federal Income Taxation," "Underwriting, "Pending Acquisition of Synergy Group Incorporated," "The NWPS Trusts," "Description of the Subordinated Debt Securities," "Description of the Guarantees," and "Plan of Distribution," (B) in the Registration Statement under Item 15,
     (C) in "Item 3 - Legal Proceedings" of the Company's most recent annual report on Form 10-K incorporated by reference in the Prospectus and (D) in "Item 1 - Legal Proceedings" of Part II of the Company's quarterly reports on Form 10-Q filed since such annual report and reviewed by such counsel, in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein;

             (vi) after due inquiry, such counsel does not know of any legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries, or the Trust, is a party or to which any of the properties of the Company or any of its subsidiaries, or the Trust, is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed or incorporated by reference as exhibits to the Registration

     Statement that are not described, filed or incorporated as required;

              (vii) neither the Trust nor the Company is (x) an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act, or (y) a "holding company" as such term is defined in the Public Utility Holding Company Act of 1935, as amended.

             (viii) the Registration Statement has become and is effective under the Securities Act, and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for a stop order with respect thereto are pending or threatened under Section 8(d) of the Securities Act; and

              (ix) such counsel (A) is of the opinion that (except for financial statements and schedules included therein as to which such counsel need not express any opinion) each document, if any, filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied when so filed as to form in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (B) believes that (except for financial statements and schedules as to which such counsel need not express any belief and except for that part of the Registration Statement that constitutes the Form T-l heretofore referred to) each part of the Registration Statement, when such part became effective did not, and, as of the date such opinion is delivered, does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (C) is of the opinion that the Registration Statement and Prospectus (except for financial statements and schedules included therein as to which such counsel need not express any opinion), comply as to form in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (D) believes that (except for financial statements and schedules as to which such counsel need not express any belief) the Prospectus as of the date such opinion is delivered does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

               (x) The Trust has been duly created and is validly existing in good standing as a business trust under the Delaware Act; all filings required under the laws of the State of Delaware with respect to the formation and valid existence of the Trust as a business trust have been made; the Trust has all necessary power and authority to own property and to conduct its business as described in the Prospectus, to issue and sell the Preferred Securities and the Common Securities, and to enter into and perform its obligations under this Agreement, the Preferred Securities, the Common Securities and the Declaration and to consummate the transactions herein and therein contemplated; the Trust has no subsidiaries and is duly authorized to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, and is not required to be authorized to do business in any other jurisdiction; the Trust is not a party to or otherwise bound by any agreement other than those described in the Prospectus, and is not a party to any action, suit or proceeding of any nature; the Trust is not and will not be classified as an association taxable as a corporation for United States federal income tax purposes.

               (xi) The Declaration has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the Company and the Trustees and is a valid and binding obligation of the Company and each of the Regular Trustees, enforceable against the Company and each of the Regular Trustees, in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws affecting creditors' rights generally and by general principles of equity (whether considered in a proceeding, in equity or at law).

               (xii) The Common Securities have been duly authorized and are validly issued common undivided beneficial interests in the assets of the Trust; and the issuance of the Common Securities is not subject to preemptive or other similar rights.

               (xiii) The Preferred Securities have been duly authorized and are validly issued and (subject to the terms of the Declaration) when delivered to and paid for by Underwriters pursuant to this Agreement will be validly issued, fully paid and non-assessable preferred undivided beneficial interests in the assets of the Trust; the holders of the Preferred Securities will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the GCL; and the issuance of the Preferred Securities is not subject to preemptive or other similar rights.

               (xiv) The issuance and sale by the Trust of the Preferred Securities and Common Securities, the execution, delivery and performance by the Trust of this Agreement, the Guarantee Agreements, and the consummation of the transactions contemplated hereby and thereby and compliance by the Trust with its obligations hereunder and thereunder have been duly authorized by all necessary actions of the Trust and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Trust pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Trust is a party or by which it or any of them may be bound, or to which any of the property or assets of the Trust is subject, nor will such action result in any violation of the provisions of the Certificate of Trust or the Declaration, or any applicable law, administrative regulation or administrative or court decree to which it is subject.

               (xv) The Trust is not in violation of its Certificate of Trust or the Declaration or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or any other instrument of which the Trust is a party or by which it may be bound, or to which any of the property or assets of the Trust is subject.

               (xvi) The Common Securities, the Preferred Securities, the Subordinated Debt Securities, the Guarantees, the Declaration, the Indenture and the Guarantee Agreements conform to all statements relating thereto contained in the Prospectus.

               (xvii) All of the issued and outstanding Common Securities of the Trust are directly owned by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

               (xviii) This Agreement has been duly authorized, executed and delivered by the Trust and the Company.

               (xix) Each of the Guarantee Agreements has been duly authorized, executed and delivered by the Company and, (in the case of the Preferred Security Guarantee Agreement only) assuming it is duly authorized, executed, and delivered by the Property Trustee, constitutes a valid and binding obligation of the Company, enforceable against the Company, in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency or other similar laws involving creditors' rights generally and general principles of equity (whether considered in a proceeding at law or in equity); and the Preferred Securities Guarantee Agreement has been duly qualified under the Trust Indenture Act.

               (xx) The Indenture has been duly executed and delivered by the Company and, assuming due authorization, execution, and delivery thereof by the Debt Trustee, is a valid and binding obligation of the Company, enforceable in accordance with its terms, except to the extent that enforcement thereof may be limited by the bankruptcy, insolvency or other similar laws involving creditors' rights generally and general principles of equity (whether considered in a proceeding at law or in equity); and the Indenture has been duly qualified under the Trust Indenture Act.

               (xxi) The Subordinated Debt Securities are in the form contemplated by the Indenture; the Subordinated Debt Securities have been duly authorized, executed and delivered by the Company and when authenticated by the Debt Trustee in the manner provided in the Indenture and delivered against payment therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that, enforcement thereof may be limited by bankruptcy, insolvency or other similar laws involving creditors' rights generally and general principles of equity (whether considered in a proceeding at law or in equity).

               (xxii) The execution, delivery and performance of this Agreement, the Subordinated Debt Securities, the Guarantee Agreements, the Indenture and the Guarantees and the consummation of the transactions contemplated herein and therein and compliance by the Company with its obligations hereunder and thereunder have been duly authorized by all necessary action (corporate or otherwise) and do not and will not result in any violation of the charter or by-laws of the Company or any subsidiary, and do not and will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary under (A) any contract, indenture, mortgage, loan agreement, note, lease or any other agreement or instrument known to such counsel, to which the Company or any subsidiary is a party or by which it may be bound or to which any of its properties may be subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise), (B) any existing applicable law, rule or regulation (other than the securities or blue sky laws of the various states, as to which such counsel need express no opinion), or (C) any judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, or any regulatory body or administrative agency or other governmental body having jurisdiction over the Company or any subsidiary or any of their respective properties.

          (d) The Representatives shall have received on the Closing Date an opinion dated the Closing Date of Richards, Layton & Finger, Delaware counsel to the Company and the Trust, with respect to certain of the matters referred to in subparagraphs (x), (xi), (xii), (xiii), (xiv), (xv) and (xviii).

          (e) The Representatives shall have received on the Closing Date, opinions dated the Closing Date of Richards, Layton & Finger, counsel to Wilmington Trust Company, as Property Trustee under the Declaration, and Guarantee Trustee under the

Guarantee Agreements, in form and substance satisfactory to counsel for the Underwriters, to the effect that,

          (i) Wilmington Trust Company ("WTC") is duly organized, validly existing and in good standing as a banking corporation with trust powers under the laws of the State of Delaware.

          (ii) WTC, the Delaware Trustee, the Property Trustee or the Guarantee Trustee, as the case may be, each has all necessary power and authority to execute and deliver, and to carry out and perform its obligations under the terms of the Declaration and the Guarantee Agreements.

          (iii) The Declaration and the Guarantee Agreements have been duly authorized, executed and delivered by WTC, the Delaware Trustee, the Property Trustee or the Guarantee Trustee, as the case may be.

          (iv) The execution, delivery and performance of the Declaration and the Guarantee Agreements by WTC, the Property Trustee or the Guarantee Trustee, as the case may be, do not conflict with or constitute a breach of the Articles of Organization or Bylaws of the WTC.

          (v) No consent, approval or authorization of, or registration with or notice to, any governmental authority or agency of the State of Delaware or United States governing the banking or trust powers of WTC is required for the execution, delivery or performance by WTC, the Property Trustee or the Guarantee Trustee, as the case may be, of the Declaration and the Guarantee Agreements.

          (f) The Representatives shall have received on the Closing Date an opinion dated the Closing Date, of Winthrop, Stimson, Putnam & Roberts, counsel for the Underwriters, covering such matters as the Underwriters may reasonably request.

          With respect to subparagraph (ix) of paragraph (c) above, Schiff Hardin & Waite, counsel to the Company, may state that its opinion and belief are based upon its participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto (excluding (for purposes of clauses (B) and (D) of such paragraph ) certain of the documents incorporated by reference therein (to be specified in such opinion)) and review and discussion of the contents thereof (including the documents incorporated by reference therein), but are without independent check or verification, except as specified.

          The opinions of Schiff Hardin & Waite, special counsel to the Company and Richards, Layton & Finger, Delaware counsel to the Company and the Trust described in paragraphs (c) and (d) above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

          (g) The Representatives shall have received on the date of this Agreement a letter, dated the date of this Agreement, in form and substance satisfactory to the Representatives, from Arthur Andersen LLP, the Company's independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Prospectus. Such letter shall include, without limitation, statements to the effect that (i) the unaudited pro forma condensed consolidated financial statements included or incorporated by reference in the Prospectus comply as to form with the applicable accounting requirements of Rule 11-02 of Regulation S-X of the Commission, (ii) management's assumptions provide a reasonable basis for presenting the significant effects directly attributable to the Acquisition described in the notes to the unaudited pro forma condensed consolidated financial statements,
(iii) the related pro forma adjustments give appropriate effect to those assumptions, and (iv) the pro forma column reflects the proper application of those adjustments to the historical financial statement amounts contained in such unaudited pro forma consolidated statements.

          (h) The Representatives shall have received on the Closing Date a letter, dated the Closing Date, in form and substance satisfactory to the Representatives, from Arthur Andersen LLP, the Company's independent public accountants, to the effect that such accountants reaffirm, as of the Closing Date, and as though made on the Closing Date, the statements made in the letter furnished by such accountants pursuant to Section 4(g), except that the specified date referred to therein shall be a date not more than five business days prior to the Closing Date.

          (i) The Representatives shall have received on the date of this Agreement a letter, dated the date of this Agreement, in form and substance satisfactory to the Representatives, from KPMG Peat Marwick LLP, Synergy's independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information of Synergy contained or incorporated by reference into the Prospectus.

          (j) At the Closing Date, a registration statement on Form 8-A under the Exchange Act with respect to the Preferred Securities shall be effective and the Preferred Securities shall have been approved for listing on the New York Stock Exchange upon notice of issuance.

          (k) On the Closing Date, Standard & Poor's and Moody's Investors Service, Inc. shall have publicly assigned to the Preferred Securities ratings of A- and A3, respectively, which ratings shall be in full force and effect on the Closing Date.

          If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated at any time at or prior to the Closing Date, and such termination shall be without liability of any party to any other party except as provided in Section 5(i) hereof.

          The several obligations of the Underwriters to purchase Additional Securities hereunder are subject to the satisfaction of each of the conditions specified above (with all references to the Closing Date deemed to refer to the Option Closing Date) and to the delivery to the Underwriters of such other documents as the Representatives may reasonably request.

          5. COVENANTS OF THE TRUST AND THE COMPANY. In further consideration of the agreements of the Underwriters herein contained, the Trust and the Company covenant as follows:

          (a) To furnish the Representatives, without charge, a signed copy of the Registration Statement (including exhibits thereto) and to deliver to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and, during the period mentioned in paragraph (c) below, as many copies of the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as the Underwriters may reasonably request (delivery of the Prospectus to be made in New York, New York no later than 10:00 A.M. on the business day immediately succeeding the date of this Agreement).

          (b) To cause the Prospectus to be filed with the Commission pursuant to and in compliance with Rule 424 under the Act.

          (c) Before amending or supplementing the Registration Statement or the Prospectus, to furnish to the Underwriters a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Underwriters reasonably object.

          (d) If, during such period after the first date of the public offering of the Preferred Securities as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters, and to the dealers (whose names and addresses the Representatives will furnish to the Company) to which Preferred Securities may have been sold by the Underwriters on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

          (e) To endeavor to qualify the Preferred Securities and Subordinated Debt Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Underwriters shall reasonably request and to maintain such qualification for as long as the Underwriters shall reasonably request.

          (f) To make generally available to the Trust's security holders and to the Representatives as soon as practicable an earning statement covering a twelve month period beginning on the first day of the first full fiscal quarter after the date of the Underwriting Agreement, which earning statement shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder. If such fiscal quarter is the last fiscal quarter of the Company's fiscal year, such earning statement shall be made available not later than 90 days after the close of the period covered thereby and in all other cases shall be made available not later than 45 days after the close of the period covered thereby.

          (g) During the period ending 90 days after the date of this Agreement, without the prior written consent of Morgan Stanley & Co. Incorporated, not to (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any debt securities or preferred securities of the Company or the Trust or warrants to purchase debt securities or preferred securities of the Company or the Trust substantially similar to the Preferred Securities or any securities convertible into or exercisable or exchangeable therefor (other than (i) the Preferred Securities, (ii) commercial paper issued in the ordinary course of business and (iii) other debt securities evidencing commercial bank loans), or (2) enter into any swap or similar arrangement that transfers, in whole or in part, the economic risk or ownership of the foregoing, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Preferred Securities or such other securities, in cash or otherwise.

          (h) To use its reasonable efforts to cause each of its current executive officers and directors to refrain, during the period ending 90 days after the date of this Agreement, without the prior written consent of Morgan Stanley & Co. Incorporated, from (1) offering, pledging, selling, contracting to sell, granting any option, right or warrant to purchase, or otherwise transferring or disposing of, directly or indirectly, any debt securities or preferred securities of the Company or the Trust substantially similar to the Preferred Securities or any securities convertible into or exercisable or exchangeable therefor or (2) entering into any swap or similar arrangement that transfers, in whole or in part, the economic risk or ownership of the foregoing, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Preferred Securities or such other securities, in cash or otherwise.

          (i) Whether or not any sale of Preferred Securities is consummated, to pay all expenses incident to the performance of its obligations under the Underwriting Agreement, including: (i) the preparation and filing of the Registration Statement and the Prospectus and all amendments and supplements thereto, (ii) the preparation, issuance and delivery of the Preferred Securities, (iii) the fees and disbursements of the Company's counsel and accountants and of the Trustee and its counsel, (iv) the qualification of the Preferred Securities under securities or Blue Sky laws in accordance with the provisions of Section 5(d), including filing fees and the fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of any Blue Sky Memoranda in an aggregate amount not to exceed $10,000, (v) the printing and delivery to the Underwriters in quantities as hereinabove stated of copies of the Registration Statement and all amendments thereto and of the Prospectus and any amendments or supplements thereto, (vi) any fees charged by rating agencies for the rating of the Preferred Securities,
(vii) the fees and expenses, if any, incurred with respect to any filing with the National Association of Securities Dealers, Inc., and (viii) the fees and expenses, if any, incurred in connection with the listing of the Preferred Securities on any securities exchange.

          6. INDEMNIFICATION AND CONTRIBUTION. (a) The Company and the Trust agree to jointly and severally indemnify and hold harmless each Underwriter and each person, if any, who controls such Underwriter within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by any Underwriter or any such controlling person in connection with investigating or defending any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company or the Trust shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company or the Trust in writing by such Underwriter expressly for use therein.

          (b) The Company agrees jointly and severally to indemnify the Trust against all loss, liability, claim, damage and expense whatsoever, as due from the Trust under Section 6(a) hereof.

          (c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the directors, officers or Trustees of the Company or the Trust who sign the Registration Statement and each person, if any, who controls the Company or the Trust within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company and the Trust to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company and Trust in writing by such Underwriter expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

          (d) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either paragraph (a) or (b) above, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Representatives, in the case of parties indemnified pursuant to paragraph (a) above, and by the Company, in the case of parties indemnified pursuant to paragraph (b) above. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

          (e) To the extent the indemnification provided for in paragraph (a) or (b) of this Section 6 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Trust on the one hand and the Underwriters on the other hand from the offering of the Preferred Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company or the Trust on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Trust on the one hand and the Underwriters on the other hand in connection with the offering of the Preferred Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of such Securities (before deducting expenses) received by the Company and the Trust and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus Supplement, bear to the aggregate public offering price of the Preferred Securities. The relative fault of the Company and the Trust on the one hand and of the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Trust or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 6 are several in proportion to the respective principal amounts of Preferred Securities they have purchased hereunder, and not joint.

          (f) The Company, the Trust and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Preferred Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this
Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

          7. TERMINATION. This Agreement shall be subject to termination, by notice given by the Representatives to the Company and the Trust, if (a) after the execution and delivery of the Underwriting Agreement and prior to the Closing Date or the Option Closing Date, as the case may be, (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Trust or the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the judgment of the Representatives, is material and adverse and (b) in the case of any of the events specified in clauses (a)(i) through (iv), such event, singly or together with any other such event, makes it, in the judgment of the Representatives, impracticable to market the Preferred Securities on the terms and in the manner contemplated in the Prospectus. This Agreement may also be terminated at any time prior to the Closing Date or the Option Closing Date, as the case may be, if in the judgment of the Representatives the subject matter of any amendment or supplement to the Registration Statement or Prospectus prepared and furnished by the Company and its subsidiaries, taken as a whole, or the Trustee reflects a material adverse change in the business, properties or financial condition of the Company or the Trust which renders it either inadvisable to proceed with such offering, if any, or inadvisable to proceed with the delivery of the Preferred Securities to be purchased hereunder.

          8. DEFAULTING UNDERWRITERS. If, on the Closing Date or the Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase the Preferred Securities that it has or they have agreed to purchase hereunder on such date, and the aggregate amount of Preferred Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate amount of the Preferred Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the amount of Preferred Securities set forth opposite their respective names in the Underwriting Agreement bears to the aggregate amount of Preferred Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representatives may specify, to purchase the Preferred Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; PROVIDED that in no event shall the amount of Preferred Securities that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 8 by an amount in excess of one-ninth of such amount of Preferred Securities without the written consent of such Underwriter. If, on the Closing Date or the Option Closing Date, as the case may be, any Underwriter or Underwriters shall fail or refuse to purchase Securities that it has or they have agreed to purchase and the aggregate amount of Preferred Securities with respect to which such default occurs is more than one-tenth of the aggregate amount of Preferred Securities to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Preferred Securities are not made within 36 hours after such default, the Underwriting Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Trust. In any such case either the Representatives or the Company shall have the right to postpone the Closing Date or the Option Closing Date, as the case may be, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under the Underwriting Agreement.

          If the Underwriting Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company or the Trust to comply with the terms or to fulfill any of the conditions of the Underwriting Agreement, or if for any reason the Company or the Trust shall be unable to perform its obligations under the Underwriting Agreement, the Company and the Trust will reimburse the Underwriters or such Underwriters as have so terminated the Underwriting Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with the Underwriting Agreement or the offering of the Preferred Securities.

          If the Underwriting Agreement shall be terminated by the Company because of any failure or refusal on the part of the Underwriters to comply with the terms or to fulfill any of the conditions of the Underwriting Agreement, or if for any reason the Underwriters shall be unable to perform their obligations under the Underwriting Agreement, the Underwriters will reimburse the Company for all out-of-pocket expenses (including the fees and disbursements of its counsel) reasonably incurred by the Company in connection with the Underwriting Agreement or the offering of the Preferred Securities.

          9. REPRESENTATIONS AND INDEMNITIES TO SURVIVE. The respective indemnity and contribution agreements and the representations, warranties and other statements of the officers or Trustees of the Company and the Trust (as the case may be) and the Underwriters set forth in the Underwriting Agreement will remain in full force and effect, regardless of any termination of the Underwriting Agreement, any investigation made by or on behalf of any Underwriter, the Company or the Trust or any of the officers, directors or controlling persons referred to in Section 6 and delivery of and payment for the Preferred Securities.

          10. SUCCESSORS. This Agreement will enure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors and controlling persons referred to in Section 6, and no other person will have any right or obligation hereunder.

          11. COUNTERPARTS. The Underwriting Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

          12. APPLICABLE LAW. The Underwriting Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

          13. HEADINGS. The headings of the sections of the Underwriting Agreement have been inserted for convenience of reference only and shall not be deemed a part of the Underwriting Agreement.

          14. NOTICES. All communications hereunder will be in writing and, if sent to (i) the Underwriters, will be mailed, delivered or telecopied and confirmed to Morgan Stanley & Co. Incorporated at 1251 Avenue of the Americas, New York, New York 10020, Attn: Mr. Jay D. Hatfield, (ii) the Company, will be mailed, delivered or telecopied and confirmed to it at 33 Third Street SE, Huron, South Dakota 57350, Attn: Mr. Richard R. Hylland, Vice President -- Finance & Corporate Development, Telecopy No: (605) 353-8286 and (iii) the Trust, will be mailed, delivered or telecopied and confirmed to it at 33 Third Street SE, Huron, South Dakota 57350.

          15. DEFINITION OF "SUBSIDIARY". The term "subsidiary," as used in this Agreement, shall be deemed to refer only to (i) those direct or indirect subsidiaries of the Company which would qualify as "significant subsidiaries" pursuant to Rule 405 under the Securities Act, and (ii) SYN Inc.


          16. CERTAIN AGREEMENTS AND REPRESENTATIONS OF NATWEST CAPITAL MARKETS LIMITED. NatWest Capital Markets Limited agrees and represents that (i) it has not offered or sold and will not offer or sell any Preferred Securities to persons in the United Kingdom, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstance which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, (ii) it has complied with and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Preferred Securities in, from or otherwise involving the United Kingdom and (iii) it has only issued or passed on and will only issue or pass on in the

United Kingdom any document received by it in connection with the issue of the Preferred Securities to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements)(Exemptions) Order 1995 or is a person to whom such document may otherwise lawfully be issued or passed on.

          Please confirm your agreement by having an authorized officer sign a copy of the Underwriting Agreement in the space set forth below.


                                   Very truly yours,

                                   MORGAN STANLEY & CO. INCORPORATED
                                   DEAN WITTER REYNOLDS INC.
                                   NATWEST CAPITAL MARKETS LIMITED
                                   PAINEWEBBER INCORPORATED
                                   PIPER JAFFRAY INC.

                                   Acting severally on behalf of themselves and the several Underwriters named herein

                                   By: MORGAN STANLEY & CO. INCORPORATED



                                        By: /s/  James D. Glasgott
                                            --------------------------------
                                            Name: James D. Glasgott
                                            Title: Managing Director


Accepted, August  3, 1995

NWPS CAPITAL FINANCING I


By: /s/ M. D. Lewis
    -------------------------------
    Name: M. D. Lewis
    Title:  Trustee

By: /s/ R. R. Hylland
    -------------------------------
    Name: R. R. Hylland
    Title:  Trustee

NORTHWESTERN PUBLIC SERVICE COMPANY


By: /s/ M. D. Lewis
    -------------------------------
    Name: M. D. Lewis
    Title: President & CEO

                                   SCHEDULE I



                                                                  Number of
Name of Underwriter                                         Preferred Securities
- -------------------                                         --------------------

Morgan Stanley & Co. Incorporated. . . . . . . . . . . . . . . .   175,000
Dean Witter Reynolds Inc.. . . . . . . . . . . . . . . . . . . .   170,000
NatWest Capital Markets Limited. . . . . . . . . . . . . . . . .   170,000
PaineWebber Incorporated . . . . . . . . . . . . . . . . . . . .   170,000
Piper Jaffray Inc. . . . . . . . . . . . . . . . . . . . . . . .   170,000
Advest, Inc. . . . . . . . . . . . . . . . . . . . . . . . . . .    20,000
Alex. Brown & Sons Incorporated. . . . . . . . . . . . . . . . .    35,000
Crowell, Weedon & Co.. . . . . . . . . . . . . . . . . . . . . .    20,000
Dain Bosworth Incorporated . . . . . . . . . . . . . . . . . . .    20,000
A.G. Edwards & Sons, Inc.. . . . . . . . . . . . . . . . . . . .    35,000
J.J.B. Hilliard, W.L. Lyons, Inc.. . . . . . . . . . . . . . . .    20,000
Interstate/Johnson Lane Corporation. . . . . . . . . . . . . . .    20,000
Janney Montgomery Scott Inc. . . . . . . . . . . . . . . . . . .    20,000
Kemper Securities, Inc.. . . . . . . . . . . . . . . . . . . . .    20,000
Legg Mason Wood Walker, Incorporated . . . . . . . . . . . . . .    20,000
McDonald & Company Securities, Inc.. . . . . . . . . . . . . . .    20,000
Morgan Keegan & Company, Inc.. . . . . . . . . . . . . . . . . .    20,000
The Ohio Company . . . . . . . . . . . . . . . . . . . . . . . .    20,000
Olde Discount Corporation. . . . . . . . . . . . . . . . . . . .    20,000
Oppenheimer & Co., Inc.. . . . . . . . . . . . . . . . . . . . .    35,000
Raymond James & Associates, Inc. . . . . . . . . . . . . . . . .    20,000
The Robinson-Humphrey Company, Inc.. . . . . . . . . . . . . . .    20,000
Trilon Securities International. . . . . . . . . . . . . . . . .    20,000
Tucker Anthony Incorporated. . . . . . . . . . . . . . . . . . .    20,000
Wheat, First Securities, Inc.. . . . . . . . . . . . . . . . . .    20,000
                                                                 ---------

     Total                                                       1,300,000
                                                                 ---------
                                                                 ---------